UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013 (June 14, 2013)

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 below is incorporated herein by reference.

Item 3.03.                                        Material Modification to Rights of Security Holders.

On June 14, 2013, the Board of Directors (the “Board”) of Sunshine Heart, Inc. (the “Company”) declared a dividend, payable to stockholders of record on June 24, 2013 (the “Record Date”), of one right (a “Right”) per each share of outstanding Common Stock of the Company, par value $0.0001 per share (“Common Stock”), to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), at a price of $35.00 per share (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”). In connection therewith, the Company entered into a Rights Agreement dated June 14, 2013 (as the same may be amended from time to time, the “Rights Agreement”), with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

The Rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics without paying stockholders a control premium. The Rights will cause substantial dilution to a person or group (together with all affiliates and associates of such person or group and any person or group of persons acting in concert therewith (collectively, “Related Persons”)) that acquires 15% or more of the Company’s stock on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group (together with all Related Persons), other than specified “Exempt Persons”, has acquired beneficial ownership of 15% or more of the shares of Common Stock then outstanding (such person or group, an “Acquiring Person”).

Following is a summary of the terms of the Rights Agreement and the terms of the Preferred Stock, which is qualified in its entirety by the full text of the Rights Agreement (including the Form of Certificate of Designations and the Form of Right Certificate attached thereto) attached as Exhibit 4.1 hereto and incorporated herein by reference.

The Rights.

Until the Rights become exercisable (or earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by shares of Common Stock represented by Common Stock certificates, and no separate Right certificates will be issued. Specifically, (i) the Rights will be transferred with and only with shares of Common Stock, (ii) new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. In addition, until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exercisability.

The Rights will separate from the Common Stock and become exercisable on the earlier of the close of business on the tenth business day (or such later date as may be determined from time to time by action of the Board prior to the Distribution Date) following:

•                  the first date of a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person; and

•                  the date that any person or group (together with all Related Persons) commences (or first publicly announces) a tender or exchange offer that, if consummated, would result in that person or group (together with all Related Persons) becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date”.  As soon as practicable after the Distribution Date, the Rights Agent will mail to each record holder of Common Stock (except the Acquiring Person, its Related Persons and certain transferees thereof) as of the close of business on the Distribution Date one or more certificates for Rights (each, a “Right Certificate”).

Term.

The Rights will expire on June 14, 2016 or such later date as may be established by the Board prior to the expiration of the Rights, unless earlier redeemed or exchanged by the Company as provided below (the “Expiration Date”).

Consequences of Becoming an Acquiring Person.

Flip-in Feature. If a person or group (together with all Related Persons) becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, shares of Preferred Stock or other similar securities of the Company) having a market value equal to two times the Purchase Price for an amount of cash equal to the Purchase Price.

Flip-over Feature. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets, cash flows or earning power are sold after a person or group (together with all Related Persons) has become an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of common stock (or, in certain circumstances, shares of Preferred Stock or other similar securities) of the acquiring company, which at the time of such transaction have a market value equal to two times the Purchase Price for an amount of cash equal to the Purchase Price.

Certain Rights Are Void. Notwithstanding any of the foregoing, after a person or group (together with all Related Persons) becomes an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by such Acquiring Person, its Related Persons and certain transferees thereof will be null and void.

Exchange.

At any time after any person or group (together with all Related Persons) becomes an Acquiring Person and prior to the acquisition by such person or group (together with all Related Persons) of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group (together with all Related Persons) which will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Redemption.

At any time prior to any person or group (together with all Related Persons) becoming an Acquiring Person or the Final Expiration Date, whichever is earlier, the Board may redeem the Rights, in whole but not in part, at a price of $0.001 per Right (as adjusted, the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Anti-Dilution Provisions.

The Board shall have the right to adjust, among other things, the Purchase Price, the number of outstanding Rights, and the number of shares of Preferred Stock (or other securities) issuable, to prevent dilution that may occur from any stock dividend, stock split, reclassification or other dilutive event with respect to the Preferred Stock or Common Stock.

Amendments.

The terms of the Rights Agreement may be amended by the Board prior to the Distribution Date, except with respect to the Redemption Price, without the consent of the holders of the Rights. The Board may amend the Rights Agreement after the Distribution Date under certain circumstances, but not with respect to the Redemption Price or in any other way that adversely affects the holders of the Rights (other than any Acquiring Person).

The Preferred Stock.

Each one one-thousandth of a share of Preferred Stock, if issued:

•                  will not be redeemable;

•                  has specified anti-dilution protections;

•                  will entitle holders to certain dividend and liquidation payments;

•                  will generally have the same voting power as one share of Common Stock; and

•                  if shares of Common Stock are exchanged via merger, consolidation, or any similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Stock, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (i) $1.00 per share and (ii) an amount equal to 1,000 times the dividend declared per share of Common Stock since the last dividend payment date. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to (x) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided holders will be entitled to receive an aggregate payment equal to 1,000 times the payment to be distributed per share of Common Stock or (y) an aggregate payment equal to the distribution made to shares of stock ranking on a parity basis with the Preferred Stock. Each share of Preferred Stock will entitle the holder to 1,000 votes, voting together with the Common Stock on all matters the Common Stock is entitled to vote. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.

Item 5.03.             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 above with respect to the Certificate of Designations and the Preferred Stock is incorporated herein by reference.

Item 8.01.             Other Items.

On June 14, 2013, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Sunshine Heart, Inc.

4.1	Rights Agreement dated June 14, 2013 by and between Sunshine Heart, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release of Sunshine Heart, Inc. dated June 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2013	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY S. MATHIESEN
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer

Exhibit List

Exhibit	Description
3.1	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Sunshine Heart, Inc.

4.1	Rights Agreement dated June 14, 2013 by and between Sunshine Heart, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release of Sunshine Heart, Inc. dated June 14, 2013.